Exhibit 10.19

SECOND AMENDMENT
TO LICENSE AND COLLABORATION AGREEMENT

This Second Amendment to License and Collaboration Agreement (the “Amendment”) is entered into effective as of the last date set forth on the signature page hereof (the “Amendment Effective Date”) by and between LEXICON PHARMACEUTICALS, INC., a Delaware corporation with its principal offices at 8800 Technology Forest Place, The Woodlands, Texas 77381 U.S.A. (“Lexicon”), and IPSEN PHARMA SAS, a French corporation with its principal offices at 65 Quai Georges Gorse, Boulogne-Billancourt 92100, France (“Ipsen”).

Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Collaboration Agreement. Unless otherwise expressly stated herein, the Sections referred to herein refer to the Sections in the Collaboration Agreement.

        R E C I T A L S

        WHEREAS, Lexicon and Ipsen are parties to that certain License and Collaboration Agreement dated October 21, 2014, as amended March 17, 2015 (the “Collaboration Agreement”);

        WHEREAS, Lexicon and Ipsen desire to amend the Collaboration Agreement to reflect (a) the dissolution of the JDC and JCC and assumption of the JDC’s and JCC’s responsibilities by the JSC, (b) certain modifications to the JSC’s meeting schedule, (c) the elimination of the obligation of the Executive Officers of the Parties to meet once per year and (d) certain modifications to the Parties’ reporting obligations;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Lexicon and Ipsen hereby agree as follows:

        1. The JDC and JCC are hereby dissolved, with all responsibilities of the JDC set forth in Section 2.2(e) of the Collaboration Agreement and all responsibilities of the JCC set forth in Section 2.3(e) of the Collaboration Agreement being hereby assumed by the JSC and added to the JSC’s responsibilities set forth in Section 2.1(b) of the Collaboration Agreement.

        2. Section 2.1(h)(i) of the Collaboration Agreement is hereby amended so that, after the receipt of the first Marketing Authorization for a Licensed Product from the EMA (or from the applicable Regulatory Authority in the first Major EU Country), the JSC shall meet once per year rather than twice per year, at such time as may be agreed by the Parties.

        3. Section 2.4 of the Collaboration Agreement is hereby deleted in its entirety and shall have no further force or effect.

4. The third sentence in Section 5.1(a) is hereby amended to recite “Ipsen shall submit an updated Commercialization Plan for JSC review and approval at least fifteen (15) days prior to the annual meeting of the JSC during the Term.”

5. Section 6.2 of the Collaboration Agreement is hereby amended so that the written reports to be provided by each Party to the other Party following the first filing of an MAA with the EMA (or the applicable Regulatory Authority in the first Major EU Country) will be provided on an annual basis rather than within thirty (30) days after the end of each six (6) month period during each calendar year. Such written reports shall set forth in reasonable detail such Party’s and its Affiliates’ and sublicensees’ (a) activities and progress during the preceding twelve (12) month period in carrying out the Commercialization Plan, including information concerning the preparations for commercial launch of the Licensed Products, First Commercial Sale, achievement of sales level event milestones and the territories in which the foregoing activities are conducted, such information to be provided separately for each Licensed Product, and (b) any planned commercialization activities in the next twelve (12) month period, including expected timelines. Such written reports shall be provided by each Party to the other Party at least fifteen (15) days prior to the annual meeting of the JSC contemplated by Section 2.1(h)(i) of the Collaboration Agreement.

        6. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under the Collaboration Agreement, except as specifically set forth herein. The Collaboration Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment.
        7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Amendment as of the Amendment Effective Date.

IPSEN PHARMA SAS

By:
(Signature of Authorized Representative)

Printed Name:
Title:
Date:

LEXICON PHARMACEUTICALS, INC.

By:
(Signature of Authorized Representative)

Printed Name:
Title:
Date: